UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013

Date of Report (Date of earliest event reported)

DIRECTV

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 13, 2013, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co.” and collectively with Holdings, the “Issuers”), which are indirect, wholly-owned subsidiaries of DIRECTV, entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Issuers agreed to issue and sell, and the Underwriters agreed to purchase for resale to the public £350,000,000 aggregate principal amount of the Issuers’ 5.200% senior notes due 2033 (the “Notes”).  The offering of the Notes is expected to be completed on November 20, 2013, subject to the satisfaction of customary closing conditions.

The Notes are being offered and sold by the Issuers pursuant to a registration statement on Form S-3 (File No. 333-190407) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and the underwriters listed in Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

	By:	/s/ Keith U. Landenberger
Name: Keith U. Landenberger
Title: Senior Vice President

Date: November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and the underwriters listed in Schedule 1 thereto.